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                                                                   EXHIBIT 99.1



   (TBC CORPORATION LOGO)              NEWS RELEASE




    4770 HICKORY HILL ROAD 38141 - BOX 18342 MEMPHIS, TENNESSEE 38181-0342 -
                      PHONE 901/363-8030 - FAX 901/541-3639

       For Further Information Contact:
       TBC Corporation                              Investors:
       Thomas W. Garvey                             Brod Group
       Executive V.P. & Chief Financial Officer     Betsy Brod/Jonathan Schaffer
       (901) 363-8030                               (212) 750-5800


                   TBC CORPORATION SIGNS DEFINITIVE AGREEMENT
                       TO ACQUIRE MERCHANT'S, INCORPORATED

       -  Strengthens TBC's Position as Largest Independent Tire Retailer
       -  Adds 112 Retail Tire Stores; Increases TBC's Store Count to more than
          880
       -  Enhances Purchasing, Distribution, and Marketing Leverage
       -  TBC Secures New Senior Credit Facility and Additional Long-Term
          Capital

MEMPHIS, TN - MARCH 26, 2003 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today announced that it has entered into a definitive agreement to acquire Merchant's, Incorporated, a closely held tire retailer and automotive service provider headquartered in Manassas, Virginia. Merchant's, with 112 company-operated stores, is the sixth largest independent tire retailer in North America with retail sales of more than $150 million in 2002. The acquisition will be an all-cash transaction, with approximately $57.5 million being paid within 30 days of closing and additional consideration of up to $15 million being paid in future years based upon the performance of the acquired stores. The transaction, which is subject to approval under the Hart-Scott-Rodino Act as well as other customary closing conditions, is expected to be completed by April 1, 2003.

With the addition of the Merchant's retail locations in Virginia, Maryland, North Carolina, South Carolina, Pennsylvania, and Washington D.C., TBC will strengthen its position as the nation's largest independent tire retailer with more than 880 locations. TBC's retail operations currently include 228 company-operated Tire Kingdom stores and 543 franchised locations under the "Big O Tires" name. In 2002, TBC Corporation reported total net sales of $1.1 billion, with retail net sales of more than $500 million.

Larry Day, TBC President and CEO stated, "We are delighted with this acquisition, as it enables us to grow our retail platform in new and existing markets while realizing substantially greater purchasing leverage and distribution economies. Merchant's is a highly regarded and well-established tire and automotive service retailer with a 60-year operating history and an established staff of automotive professionals. Its clean, modern stores complement our Tire Kingdom locations in the Carolinas and expand our retail presence contiguously into Virginia (57 locations) and Maryland (23 locations).


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"As part of our Tire Kingdom retail network, the Merchant's locations will benefit from the Tire Kingdom operational infrastructure in areas such as management, systems, and marketing. Within the first three months of the acquisition, for example, we expect to have the Merchant's locations fully integrated into our POS system."

Consistent with the Company's acquisition criteria, TBC expects the Merchant's acquisition to be accretive to earnings by the twelfth month after the close of the transaction. As a result of the timing of the acquisition, the Company is modestly adjusting its earnings guidance for the year 2003 to a range of $1.34 to $1.38 per diluted share from its previous forecast of $1.38 to $1.40. Based on current projections, TBC expects the acquisition to be accretive to 2004 annual earnings by at least $0.10 per share.

Separately, TBC announced today that new financing agreements are being entered into with its lenders, to provide funding for the Merchant's acquisition as well as future acquisitions and internal growth initiatives. As part of the new financing, JP Morgan has arranged to provide $208 million in a senior credit facility to replace the existing $143 million facility. The new five-year arrangement will include a revolving credit facility of up to $121 million and term loans of up to $87 million. At the same time, The Prudential Capital Group will build on its current financing relationship with the Company by providing an additional $50 million of long-term capital.

Mr. Day concluded, "An important focus for us over the remainder of 2003 will be to realize the anticipated operating synergies as quickly as possible. Our demonstrated success in executing our marketing and operational strategies following the June 2000 acquisition of Tire Kingdom gives us great confidence in our ability to assimilate the Merchant's stores into our retail system. We are excited about this significant growth opportunity and, with the continued support of our capital providers, believe we are well-positioned to further expand our leading role in the tire industry."

TBC Corporation will host a conference call at 10:00 a.m. Eastern time / 9:00 a.m. Central time on Wednesday, March 26, 2003 to discuss the Merchant's acquisition. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until April 26, 2003.

ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel marketing strategy. The Company's retail operations include company-operated retail centers under the Tire Kingdom brand and franchised retail stores under the Big O Tires brand. TBC also markets on a wholesale basis to regional tire chains and regional distributors serving independent tire dealers throughout the United States and in Canada and Mexico.


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TBC CORPORATION SAFE HARBOR STATEMENT

This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and the failure to achieve synergies or savings anticipated in such acquisitions; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.



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